UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 26, 2004 (May 25, 2004)

Date of Report (Date of Earliest Event Reported)

The Nasdaq Stock Market, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32651	2-1165937
(State or Other Jurisdiction of Incorporation	Commission File File Number)	(IRS Employer Identification No.)

One Liberty Plaza

New York, New York 10006

(Address of Principal Executive Offices and Zip Code)

(212) 401-8742

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

THE NASDAQ STOCK MARKET, INC.

FORM 8-K

Item 5.  Other Events and Required FD Disclosure

On May 25, 2004, The Nasdaq Stock Market, Inc., announced it has entered into a definitive agreement dated May 25, 2004 (the “Purchase Agreement”) to acquire Brut LLC, the owner and operator of the Brut ECN, for a total consideration of $190 million in cash, from Automated Securities Clearance, Ltd., a wholly owned subsidiary of SunGard Data Systems Inc.

The press release announcing the purchase is attached hereto as Exhibit 99.1 and a copy of the Purchase Agreement is attached hereto as Exhibit 99.2, and each is incorporated into this Item 5 by reference.

Item 7.  Financial Statements and Exhibits

(c)                          Exhibits

99.1  -  Press release dated May 25, 2004

99.2  -  Purchase Agreement dated May 25, 2004 by and among Automated Securities Clearance, Ltd., Toll Associates LLC and The Nasdaq Stock Market, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 26, 2004

THE NASDAQ STOCK MARKET, INC.

By:	/s/ Adena Friedman
Adena Friedman
Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 25, 2004

99.2	Purchase Agreement dated May 25, 2004 by and among Automated Securities Clearance, Ltd., Toll Associates LLC and The Nasdaq Stock Market, Inc.